EXHIBIT 10.1

EXTENSION AGREEMENT

1. Date of Agreement:

This EXTENSION AGREEMENT is dated January 29, 2009.

2. Parties to this agreement:

This EXTENSION AGREEMENT, herein referred to as the “agreement” unless specifically stated otherwise, is made by and between;

Hollund Industrial Robotics Inc, a wholly owned Canadian subsidiary of Hollund Industrial Marine Inc, a publicly traded company incorporated in the State of Washington and herein referred to as the “Buyer”,

and

Valor Energy Corp, a Nevada corporation herein referred to as the “Seller”,

Both the Buyer and the Seller collectively herein referred to as the “parties”.

3. Governing agreement:

This agreement shall be governed by the terms of the Tiger•Lynk Purchase & Sale Agreement dated January 20, 2008, together with the Letter Agreement dated February 20, 2008, and including the subsequent amendments as agreed to in the Addendum to the Letter Agreement dated March 25, 2008 and the AddendumB to the Letter Agreement dated June 24, 2008. Only those terms specifically referenced herein shall be amended, leaving all other terms in full force and effect.

4. Scope of this agreement:

Under the terms of the governing agreement and its subsequent amendments, and certain other previous arrangements, the Buyer is owing to the Seller the following outstanding amounts as of the date of this agreement;

i) The amount of $2,370 (US) to complete the September 15, 2008 payment. (This portion of the payment has been assigned to MFM Client Services for prior services rendered, however is still due and payable),

ii) The amount of $80,000 (US) representing the remaining balance of the purchase price for the Tiger•Lynk technology rights patents, blueprints and drawings,

iii) Valor is agreeable to waive any penalties for extending the payment deadline, in return for the $15,000 (US) balance owing for consulting services rendered during the months of October to December 2008.

The Buyer is desirous of extending the deadline of payment, as set forth herein, and the Seller is agreeable to such, provided that in the event of default of new payment terms, as set forth herein, that a clear understanding of the terms that shall govern, also as set forth herein shall govern.

5. Terms of extension;

The balance owing to Valor, as set forth in item 4. above, shall hereby be paid in accord with the following amended terms;

i) The sum of $2,370 (US) as per section 4.(i) above will be paid on or before February 1, 2009,

ii) The sum of $25,000 (US) will be paid on or before February 1, 2009.

iii) The sum of $25,000 (US) will be paid on or before April 1, 2009.

iv) The sum of $45,000 (US) will be paid on or before May 1, 2009

6. Terms of Default;

In the event of default of the payment terms set forth in section 5. i), ii), iii) and iv) the following terms will govern;

i) Article 3. 1), of the original Tiger•Lynk Purchase & Sale Agreement dated January 20, 2008, shall apply.

ii) Valor will provide compensation to Hollund for the payments made on the technology.

IN WITNESS WHEREOF, THIS ADDENDUM SHALL BE EFFECTIVE AS OF the date of this agreement.

Each signatory hereto acknowledges that he/she occupies the position designated and is thereby authorized to sign on behalf of his or her respective parties.

HOLLUND INDUSTRIAL ROBOTICS INC.                 VALOR ENERGY CORP.

\S\ Lonnie Hayward_____

\S\ Sheridan Westgarde

Lonnie Hayward, President

Sheridan Westgarde, CEO

HOLLUND INDUSTRIAL MARINE INC.

________________________

Michael Lacy, CEO

Extension Agreement with Hollund dated January 23, 2009